EXHIBIT 10.21



                           FOURTH AMENDMENT TO

             EXCLUSIVITY AND SOFTWARE DEVELOPMENT AGREEMENT


     This Fourth Amendment to Exclusivity and Software Development Agreement (the "Fourth Amendment"), dated this 22nd day of December, 1997, is made by and between Global Med Technologies, Inc. ("Global"), a Colorado corporation, and Ortho Diagnostic Systems Inc. ("ODSI"), a New Jersey corporation.

     WHEREAS, on November 14th, 1996, Global and ODSI entered into an Exclusivity and Software Development Agreement, as amended (the
"Exclusivity Agreement"); and

     WHEREAS, the Exclusivity Agreement provided, among other things, that
(i) ODSI would have the exclusive right to negotiate with Global with respect to the Technology (as defined in the Exclusivity Agreement) through the close of business on May 14, 1997 and (ii) by June 4, 1997, or upon ODSI giving notice to Global, ODSI had the right to require Global to provide certain Services (as defined in the Exclusivity Agreement); and

     WHEREAS, on May 14, 1997, Global and ODSI entered into an Amendment to Exclusivity and Software Development Agreement (the "Amendment") whereby the parties agreed to continue to negotiate, on a non-exclusive basis, through the close of business on July 14, 1997; and

     WHEREAS, on July 14, 1997, Global and ODSI entered into a Second Amendment to Exclusivity and Software Development Agreement (the "Second Amendment") whereby the parties agreed to continue to negotiate, on a non-exclusive basis, through the close of business on September 30, 1997; and

     WHEREAS, on September 17, 1997, Global and ODSI entered into a Third Amendment to Exclusivity and Software Development Agreement (the "Third Amendment") whereby the parties agreed to continue to negotiate, on a non-exclusive basis, through the close of business on December 31, 1997; and

     WHEREAS, Global and ODSI have agreed to further extend the time for negotiations between the parties relating to the Technology and for the Services;

     NOW, THEREFORE, the parties thereto, intending to be legally bound, agree as follows:

     1. EXTENSION OF NEGOTIATION PERIOD. From December 31, 1997 through 5:00 p.m. New York City time on June 30, 1998, Global agrees that ODSI shall have the non-exclusive right to negotiate with Global with respect to reaching an agreement relating to the Technology.

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     2.   EXTENSION OF TIME FOR SOFTWARE DEVELOPMENT SERVICES.  The parties agree that ODSI has until December 31, 1998 to elect to require Global to provide certain software development Services as more fully described in
Section II of the Exclusivity Agreement.

     3. NO OTHER CHANGES. Except as set forth herein, all the other provisions of the Exclusivity Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Fourth Amendment as of the date first written above.

                                   GLOBAL MED TECHNOLOGIES, INC.
                                   a Colorado corporation



                                   By: /s/ MICHAEL I. RUXIN
                                      -------------------------------
                                       Michael I. Ruxin
                                       Chairman and CEO


                                   ORTHO DIAGNOSTIC SYSTEMS, INC.
                                   a New Jersey corporation



                                   By: /s/ GERARD VAILLANT
                                      -------------------------------
                                      Gerard Vaillant,
                                      Chairman







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